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                                                                  Exhibit 99.3


                                                           -------------------
                                                           COMPANY #
                                                           CONTROL #
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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tech Squared Inc., c/o Shareowner Services, P.O. Box 64873, St.Paul, MN 55164-9397.



                           - Please detach here -


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve the voluntary dissolution of Tech Squared Inc. pursuant to the Plan of Liquidation and Dissolution.
                                       / / For      / / Against      / / Abstain

2. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.
                                       / / For      / / Against      / / Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Address Change? Mark Box / /
Indicate changes below:                  Dated: _________________________, 1999

                                         -------------------------------------


                                         -------------------------------------
                                         Signature(s) in Box
                                         (If there are co-owners both must sign)
                                         IMPORTANT: PLEASE SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON. WHEN SIGNING AS
                                         ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                         TRUSTEE, GUARDIAN, ETC., GIVE TITLE AS
                                         SUCH. IF JOINT ACCOUNT, EACH JOINT
                                         OWNER SHOULD SIGN. PLEASE RETURN
                                         YOUR CARD IN THE POSTAGE-PAID ENVELOPE
                                         PROVIDED.

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                              TECH SQUARED INC.

                       SPECIAL MEETING OF SHAREHOLDERS

                             DECEMBER 10, 1999


The undersigned, having read the Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus dated November 9, 1999, receipt of which is hereby acknowledged, does hereby appoint and constitute Charles E. Reese, Jr. and Jeffrey F. Martin, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Special Meeting of Shareholders of Tech Squared Inc. to be held at The Hilton Airport, located at 3800 East 80th St. (494 & 34th Avenue), Bloomington, Minnesota, 55425, on Friday, December 10, 1999 at 8:30 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

             (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)

6690 SHADY OAK ROAD
EDEN PRARIE, MINNESOTA 55344                                             PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL
MEETING ON DECEMBER 10, 1999.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.



                     SEE REVERSE FOR VOTING INSTRUCTIONS